EXHIBIT 32.1


           CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by Ionatron, Inc. (the "Company") of its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (the "Report") I, Thomas C. Dearmin, Chief Executive and Chief Financial Officer of the Company certify pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

      (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of Ionatron, Inc. with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to Ionatron, Inc. and will be retained by Ionatron, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                                   /s/ Thomas C. Dearmin
                                                   -----------------------------
                                                   Chief Executive Officer and
                                                   Chief Financial Officer

Date: August 9, 2005